Exhibit 99.1

ENVIRO VORAXIAL TECHNOLOGY, INC.
__________________________________________________________________________________________________
821 NW 57th Place, Fort Lauderdale, FL 33309
Phone: (954) 958-9968
Fax:    (954) 958-8057

For Release:  IMMEDIATE

Enviro Voraxial Technology Appoints
New Board Member

FORT LAUDERDALE, FL.-- September 5, 2014 - Enviro Voraxial Technology, Inc. (OTCOB:EVTN) announced today that Mr. Raynard Veldman has joined EVTN’S Board of Directors.

Mr. Veldman brings to EVTN over 30 years of experience in the domestic and international oil and gas industry, which includes a specific focus on business unit management, product line management, R&D and tech services, sales and engineering. Mr. Veldman has extensive knowledge in pumping services, chemical manufacturing, produced water management, oil and gas production, gas processing and oil refining.  Recently, Mr. Veldman has been employed in in senior management positions in business and product development at oil field chemicals manufacturing and upstream service companies.  Mr. Veldman has a M.S. in Chemical Engineering from the University of Houston and a B.S. in Chemical Engineering from the University of Texas.

“I am excited to join EVTN’s Board,” stated Mr. Veldman.  “The Voraxial Separator has attained recognition in the oilfield water treatment market and we have a tremendous opportunity to make improvements in our market share.”

“All of us at EVTN are proud to welcome such a distinguished individual to our Company,” stated John A. DiBella, CEO of EVTN.  “Mr. Veldman has already helped us establish valuable contacts and sales opportunities in the oil industry.”

About EVTN:   EVTN is the developer and manufacturer of the Voraxial® Separator, a unique, patented, in-line turbo-separator that provides a cost effective method to efficiently separate large volumes of solids and liquids with different specific gravities and without the need of a pressure drop.  The Voraxial® provides highly efficient bulk separation while requiring less space, energy and weight than conventional separators processing the same volume.  The Voraxial® is capable of simultaneously separating up to three components, such as oil, water and sand.  The Voraxial® can be used as a stand-alone separator or incorporated with other equipment to provide a complete turnkey solution that allows customers to treat a variety of fluid streams while reducing treatment cost and increasing separation efficiency.

The separation market encompasses a series of multibillion dollar segments, spread globally across many industries and applications.  EVTN continues to pursue the oil & gas industry but is also processing proposals from other industries such as mining, food processing, manufacturing and oil spill industries.  EVTN owns significant IP surrounding the Voraxial® and has new innovations under development.  Please see www.evtn.com for additional information.

Safe Harbor Disclosure -- This Press Release contains or incorporates by reference "forward-looking statements," including certain information with respect to plans and strategies of Enviro Voraxial Technology, Inc.  For this purpose, any statements regarding this announcement, which are not purely historical, are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including Enviro Voraxial Technology, Inc. beliefs, expectations, hopes or intentions regarding the future.  All forward-looking statements are made as of the date hereof and based on information available to Enviro Voraxial Technology, Inc. as of such date.  There are a number of important factors that could cause actual events or actual results of EVTN to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, those discussed under the section entitled "Risk Factors" in EVTN’s Annual Report on Form 10-K for the year ended December 31, 2013, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov.

CONTACT:
Enviro Voraxial Technology, Inc., Fort Lauderdale
Laura DiBella:  (954) 958-9968
E-mail: sales@evtn.com
Company web site: http://www.evtn.com